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                                                                   Exhibit 10.13

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of April 12, 1999 (the "Effective Date"), by and between NVIDIA Corporation, a Delaware corporation (the "Company"), and Synopsys, Inc., a Delaware corporation (the "Investor").

     A. WHEREAS, the Company and Investor have entered into a License Agreement dated as of April 3, 1999, under which the Company has agreed to license certain software from the Investor (the "License Agreement").

     B. WHEREAS, pursuant to the License Agreement, the Investor will purchase, and the Company will sell shares of the Company's Common Stock (the "Common Stock") to Investor in payment for the software licensed by the Company from Investor upon the terms and conditions hereinafter described.

     In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1.  Purchase and Sale of Shares.
         ---------------------------

          1.1  Sale and Issuance of Shares.
               ---------------------------

                          (a) First Closing. The First Closing shall take place
                              -------------
on the date hereof at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, 94303 at 10:00 a.m. (Pacific Time), or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "First Closing"). Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the First Closing and the Company agrees to sell and issue to the Investor at the First Closing, for a purchase price of five million dollars ($5,000,000) (the "First Purchase Price"), that 243,902 shares of Common Stock (the "First Closing Shares"); provided, however, that the Company will not issue any fractional shares of Common Stock. Any such fractional shares will be rounded to the nearest whole share.

                          (b) Second Closing. The Second Closing shall take
                              --------------
place on the earlier to occur of (i) the date that is ten (10) business days after the date that the Company provides written notice to Investor of its desire to effect the Second Closing; or (ii) March 31, 2000 at the offices of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, California 94303 at 10:00 a.m. (Pacific Time), or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (the "Second Closing", and collectively with the First Closing, a "Closing"). Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Second Closing and the Company agrees to sell and issue to the Investor at the Second Closing, for a purchase price of five million dollars ($5,000,000) (the "Second Purchase Price"), that number of shares of Common
Stock (the "Second Closing Shares" and together with the First Closing Shares the "Shares") as is determined by dividing five million dollars ($5,000,000) by the average of the closing bid and
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ask price per share for the Common Stock as quoted on the Nasdaq National Market
System, or such national securities exchange or over-the-counter trading system on which the Common Stock is traded at such time, on the four trading days immediately preceding the date of the Second Closing; provided, however, that the Company will not issue any fractional shares of Common Stock. Any such fractional shares will be rounded to the nearest whole share. Notwithstanding the foregoing, at the Second Closing (whether such Second Closing occurs pursuant to subpart (i) or (ii) above), the Company may, at its option, deliver to the Investor, by check or wire transfer, payment in the amount of five million dollars ($5,000,000) (the "Cash Option") in lieu of delivering the Second Closing Shares, and such payment shall satisfy in full the Company's obligations under this Section 1.1(b).

          1.2  Closing.  At each Closing, Investor will make payment for the
               -------
First Closing Shares or Second Closing Shares (provided the Cash Option is not exercised by the Company), respectively, by forgiving amounts owed to Investor by the Company under the License Agreement in the amount of the First Purchase Price, in the case of the First Closing Shares, and $6,090,997, in the case of the Second Closing Shares. The Company shall deliver to the Investor a certificate representing the First Closing Shares or the Second Closing Shares (provided the Cash Option is not exercised by the Company), respectively, within three (3) business days of the date of each respective Closing; provided, however, that until delivery of such certificates, Investor shall have all the rights and incidences of ownership of the First Closing Shares or Second Closing Shares, as the case may be, as if such certificates were issued on each respective closing date.

     2.  Representations and Warranties of the Company.  The Company hereby
         ---------------------------------------------
represents and warrants to the Investor that, except as set forth on a Disclosure Schedule provided to Investors prior to each Closing, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1  Organization; Good Standing; Qualification.  The Company is a
               ------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement and is qualified to do business as a foreign corporation in each jurisdiction where the failure to qualify would have a material adverse effect on the business or properties of the Company ("Material Adverse Effect").

          2.2  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Agreement and that certain amendment to the Second Amended Investors' Rights Agreement between the parties of even date herewith (the "Amendment to Rights Agreement"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares has been taken or will be taken prior to the each Closing, and this Agreement and the Amendment to the Rights Agreement constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of

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creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.3  Valid Issuance of Common Stock.  The Shares that are being
               ------------------------------
purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly and validly issued, fully paid, and nonassessable, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.4  Consents.  No consent, approval, qualification, order or
               --------
authorization of, or filing with, any local, state or federal governmental authority or any third party is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement, or the offer, sale or issuance of the Shares by the Company, except for filings under applicable securities laws which will be made by the Company within the prescribed periods.

          2.5  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or, to the Company's knowledge, currently threatened against the Company which questions the validity of this Agreement, or the right of the Company to enter into it, or to consummate the transactions contemplated hereby. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would reasonably be expected to result in a Material Adverse Effect.

          2.6  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation or default of any provisions of its Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or material contract to which it is a party or by which it is bound and which is filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 333-47495) or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, which would reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, except to the extent that would not reasonably result in a Material Adverse Effect.

          2.7  Filings.  The Company has timely filed all reports, required to
               -------
be filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of its filing date no such report contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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          2.8  Charter Documents.  The Company has furnished Investor with certified copies of its Restated Certificate of Incorporation and Bylaws, together with any amendments thereto as of the date hereof.

     3.  Representations and Warranties of the Investor.  The Investor hereby
         ----------------------------------------------
represents and warrants to the Company that:

          3.1  Authorization.  This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms and that Investor has full power and authority to enter into this Agreement.

          3.2  Purchase Entirely for Own Account. The Shares to be received by
               ----------------------------------
Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          3.3  Restricted Securities.  Investor understands that the Shares are
               ---------------------
"restricted securities" under the Act as they are being acquired from the Company in a transaction not involving a public offering and that under the Act and the rules and regulations thereunder such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.4  Accredited Investor.  Investor is an "accredited investor" within
               -------------------
the meaning of paragraph (a) of Rule 501 of Regulation D promulgated under the Act and was not organized for the specific purpose of acquiring the Shares. Investor has sufficient knowledge and experience to analyze the Company so as to be able to evaluate the risks and merits of its investment in the Company and is financially able to bear the risks of such investment.

          3.5  Legends.  It is understood that the certificates evidencing the
               -------
Shares may bear one or all of the following legends:

                          (a) "These securities have not been registered under
the Securities Act of 1933, as amended, or any state securities law and such securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                          (b) Any legend required by the laws of the State of
California or Delaware or any other applicable state securities law.

          3.6 Restrictions on Transfer. Investor agrees not to make any disposition of all or any portion of the Shares unless and until:

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                          (a) There is then in effect a registration statement
under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                          (b) (i) The transferee has agreed in writing to be
bound by the terms of this Agreement and the Amendment to the Rights Agreement,
(ii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (iii) if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Securities Act; provided, however, that 3.6(b)(i) and (b)(iii) shall not apply in the event of sales pursuant to Rule 144.

     4.  Conditions of Investor's Obligations at First Closing and Second
         ----------------------------------------------------------------
Closing.  The obligation of the Investor to purchase and pay for the Shares to
-------
be purchased at each of the First Closing and Second Closing, as the case may be, is subject to the fulfillment, or Investor's specific written waiver, on or before each such Closing, of each of the following conditions:

          4.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 herein shall be true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement, the Amendment to Rights Agreement and the License Agreement that are required to be performed or complied with by it on or before such Closing.

          4.3  Compliance Certificate.  For the Second Closing only, the
               ----------------------
President of the Company shall have delivered to the Investor a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there has been no material adverse change in the business, affairs, properties, assets or conditions of the Company since the Effective Date, except as otherwise disclosed in any report or other document filed by the Company with the SEC under the Act or the Exchange Act from the date hereof through the date of such Closing.

          4.4  Qualifications.  There shall not be in effect any law, rule or
               --------------
regulation prohibiting or restricting the sale and issuance of the Shares or requiring any consent or approval of any person or governmental entity which shall not have been obtained prior to the issuance of the Shares in such Closing.

          4.5  Registration Rights Agreement.  With respect to the First Closing
               -----------------------------
only, the Company and the Investor shall have executed and delivered the Amendment to Rights Agreement in substantially the form attached hereto as Exhibit A.
---------

          4.6  Proceedings and Documents.  All corporate or other proceedings in
               -------------------------
connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and Investor's counsel and the

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Investor shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.7  Issuance of Shares.  The Company shall have taken all steps
               ------------------
necessary to instruct its transfer agent to issue a share certificate or certificates representing the Shares issued in such Closing.

          4.8  Securities Laws.  The offer and sale of the Shares to the
               ---------------
Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and qualification requirements of all applicable state securities laws.

          4.9  Consents.  The Company and Investor shall have obtained all
               --------
consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions at such Closing, as the case may be, under this Agreement.

          4.10  Listing of Shares.  The Company shall have taken all steps
                ------------------
reasonably necessary to list the Shares to be issued at each Closing on the Nasdaq National Market or such exchange on which the Company's Common Stock shall then be primarily traded.

     5.  Conditions of the Company's Obligations at the First Closing and Second
         -----------------------------------------------------------------------
Closing.  The obligations of the Company to sell and issue the Shares to the
-------
Investor at each of the First Closing and the Second Closing, as the case may be, is subject to the fulfillment, or the Company's waiver, on or before each such Closing, of each of the following conditions:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of Investor contained in Section 3 shall be true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

          5.2  Credit of Purchase Price.  The Investor shall have delivered to
               ------------------------
the Company a certificate in form and substance reasonably satisfactory to the Company acknowledging that the issuance of such Shares shall be credited against the Company's payment obligations under the License Agreement.

          5.3  Performance.  Investor shall have performed and complied in all
               -----------
material respects with all agreements, obligations and conditions contained in this Agreement and the License Agreement that are required to be performed or complied with by it on or before such Closing.

          5.4  Qualifications.  There shall not be in effect any law, rule or
               --------------
regulation prohibiting or restricting the sale and issuance of the Shares or requiring any consent or approval of any person or governmental entity which shall not have been obtained prior to the issuance of the Shares in such Closing.

     6.  Covenants of the Company and Investor.
         -------------------------------------

          6.1  Registration Rights.  The Company and Investor shall execute the
               -------------------
Registration Rights Agreement in substantially the form attached hereto as Exhibit A.
---------

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     7.  Miscellaneous.
         -------------

          7.1  Survival of Warranties.  Other than the representations in
               ----------------------
section 2.7, which shall terminate as to each Closing on the Closing Date, the representations, warranties and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, and shall terminate as to each Closing one (1) year after the date of such Closing.

          7.2  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified, or by facsimile upon receipt of electronic confirmation by the sending party, at the following addresses or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

                If to the Company:

                NVIDIA Corporation
                3535 Monroe Street
                Santa Clara CA 95051
                Attn:  Chief Financial Officer
                (f) (408) 615-2800

                With a copy to:

                Cooley Godward LLP
                5 Palo Alto Square
                3000 El Camino Real
                Palo Alto, CA  94306
                Attn:  Eric Jensen, Esq.
                (f) (650) 857-0663

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                If to the Investor:

                Synopsys, Inc.
                700 East Middlefield Road
                Mountain View, CA  94043
                Attn:  Steven K. Shevick, Esq.
                (f) (650) 584-1184

                With a copy to:

                Brobeck, Phleger & Harrison LLP
                Two Embarcadero Place
                2200 Geng Road
                Palo Alto, CA  94303
                Attn:  Timothy R. Curry, Esq.
                (f) (650) 496-2736

          7.7  Expenses.  Irrespective of whether either the First Closing or
               --------
the Second Closing is effected, the Company shall pay its own and Investor shall pay its own costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement.

          7.8  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

          7.9  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.10  Public Disclosure.  Neither party shall make any public
                -----------------
disclosure concerning the transactions contemplated hereby without prior consultation with the other party; provided, however, that nothing herein shall preclude either party from making such disclosure as is required by applicable laws binding on it as long as the disclosing party has exercised good faith efforts under the circumstances to consult with the other party as provided in this Section 7.10.

          7.11  No Waiver; Cumulative Remedies.  No failure or delay on the part
                ------------------------------
of Investor or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          7.12  Prior Agreements.  This Agreement, the Rights Agreement (as
                ----------------
amended by the Amendment to Rights Agreement) and the License Agreement constitute the entire

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agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.









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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       COMPANY:

                                       NVIDIA CORPORATION,
                                       a Delaware corporation


                                       By:  _____________________________

                                       Name:  ___________________________

                                       Title:  __________________________



                                       INVESTOR: ________________________

                                       SYNOPSYS, INC.,
                                       a Delaware corporation


                                       By:  _____________________________

                                       Name:  ___________________________

                                       Title:  __________________________

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                                   EXHIBIT A


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

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